UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: August 13, 2011

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor

Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Bogalusa Paper Mill

On Saturday, August 13, 2011, Temple-Inland Inc.’s (“Temple-Inland”) paper mill located in Bogalusa, Louisiana suspended operations as predictive testing for Biochemical Oxygen Demand (BOD) indicated the mill would exceed its maximum daily permit levels for discharge to the Pearl River due to an operational upset at the mill.  Temple-Inland currently estimates that the downtime from the operating issues and outage at the Bogalusa mill have resulted in costs (including downtime) of approximately $7 million to date and will result in approximately $700,000 in additional costs (including downtime) per additional day during which the mill is not operational.

 On August 17, 2011, Temple-Inland issued a press release related to the situation at the Bogalusa mill.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

            99.1     Press release issued by Temple-Inland Inc. on August 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: August 17, 2011	By:	/s/ J. Bradley Johnston
		Name:	J. Bradley Johnston
		Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit                        Description

Number

99.1                             Press release issued by Temple-Inland Inc. on August 17, 2011.